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                                                                     EXHIBIT 5.1



                                  May 4, 2000


(949) 451-3800                                                     C 96182-00001


Western Digital Corporation
8105 Irvine Center Drive
Irvine, California  92618

         Re: Registration Statement on Form S-3 of Western Digital Corporation

Ladies and Gentlemen:

         We refer to the registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") filed by Western Digital Corporation, a Delaware corporation (the "Corporation") with the Securities and Exchange Commission (the "Commission") on the date hereof in connection with the registration under the Securities Act of up to 250,000 shares of the Corporation's common stock, par value $ 0.01 per share (the "Shares") issued by or to be issued by the Corporation to Magnetic Media Development, LLC pursuant to that certain Common Stock Purchase Warrant issued by the Corporation on January 10, 2000 to Magnetic Media Development, LLC (the "Warrant").

         For purposes of rendering this opinion, we have examined the originals or certified copies of such corporate records, certificates of officers of the Corporation and/or public officials and such other documents, including the Warrant, and have made such other factual and legal investigations, as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

         Based on our examination described above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and when issued, delivered and paid for pursuant to and in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

         This opinion is limited to the General Corporation Law of the State of Delaware and United States federal law.

         You have informed us that Magnetic Media Development, LLC may sell the Shares from time to time on a delayed basis. This opinion is limited to the laws referred to above as in effect on the date hereof and to all facts as they presently exist.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                                Very truly yours,


                                                /s/ GIBSON, DUNN & CRUTCHER LLP
                                                -------------------------------
                                                    GIBSON, DUNN & CRUTCHER LLP

RSB/MAH/ECN/ecn